Exhibit 99.1

For Immediate Release

SL Industries Announces 2007 Fourth Quarter
and Year-End Results

MT. LAUREL, NEW JERSEY, March 28, 2008 . . . SL INDUSTRIES, INC. (AMEX & PHLX: SLI) announced today that its net income for the year ended December 31, 2007 was $8,411,000, or $1.43 per diluted share. Net income for the year included loss from discontinued operations, after tax, of $1,863,000, or $0.32 per diluted share. Income for the year from continuing operations was $10,274,000, or $1.75 per diluted share. Discontinued operations include legacy costs associated with businesses divested by the Company. 2007 results include the twelve-month results of MTE Corporation (“MTE”), which was acquired on October 31, 2006. Net sales of MTE for the year were $20,029,000, with operating income of $2,859,000.

For the year ended December 31, 2006, net income was $3,553,000, or $0.61 per diluted share. The net income for 2006 included loss from discontinued operations after tax of $3,307,000, or $0.57 per diluted share. Income from continuing operations for 2006 was $6,860,000, or $1.18 per diluted share.

Net sales from continuing operations for 2007 were $200,863,000, compared with net sales from continuing operations for 2006 of $176,773,000.

The Company’s operating segments recorded improved results, as compared to 2006. SL Power Electronics Corp. recorded net sales of $91,072,000 with income from operations of $8,233,000, compared with net sales of $87,949,000 and income from operations of $6,316,000 for 2006. With the acquisition of MTE in October 2006, the High Power Group recorded net sales of $58,025,000, with income from operations of $7,810,000 compared with net sales of $39,993,000 and income from operations of $5,836,000 for 2006. In 2007, SL Montevideo Technology recorded net sales of $28,256,000 with income from operations of $3,469,000, compared with net sales of $25,704,000 and income from operations of $1,555,000 for 2006. RFL Electronics recorded net sales of $23,510,000 with income from operations of $2,677,000, compared with net sales of $23,127,000 and income from operations of $2,217,000 for 2006.

For the three months ended December 31, 2007, net income was $1,775,000, or $0.30 per diluted share. Loss from discontinued operations for the period was $759,000, or $0.13 per diluted share. Income from continuing operations for the period was $2,534,000, or $0.42 per diluted share. Results for the fourth quarter 2007 include the three-month results of MTE. Net sales of MTE for the period were $4,876,000, with operating income of $705,000.

 For the three months ended December 31, 2006, the Company recorded a net loss of $1,148,000, or $0.20 per diluted share. Loss from discontinued operations for the period was $2,862,000, or $.49 per diluted share. Income from continuing operations for the period was $1,714,000, or $.29 per diluted share. The loss from discontinued operations in the fourth quarter 2006 consisted primarily of estimated environmental remediation liabilities of $2,480,000, net of tax.

Net sales from continuing operations for the three months ended December 31, 2007 were $49,154,000, compared with net sales from continuing operations of $49,209,000 for the same period last year.

James Taylor, President and Chief Executive Officer of SL Industries, commented, “2007 was a year of achievement. Gains were realized from several operational and strategic initiatives. Annual income from continuing operations improved to $1.75 per diluted share, an increase of 48%, a record for SL Industries. The Company’s common stock traded as high as $24.00 per share during the year, also a record. And, in July 2007, SL Industries was named to the FSB 100 List as one of the top 100 fastest growing small-cap companies in America by Fortune Small Business Magazine.”

“Each division accomplished its operational and market goals, established in the Company’s strategic plan. The Power Electronics Group completed the integration of two recent acquisitions, Ault Incorporated and MTE Corporation. This accomplishment entailed the implementation of global enterprise resource planning (“ERP”) systems, the reorganization of international manufacturing and engineering and design capabilities and the restructuring of several key management positions. Improved capabilities resulted in a significant number of custom program awards during the year.”

“During 2007, we also completed the restructuring of SL Montevideo Technology to refocus that business in its core military and commercial aerospace markets and to adapt its operations to conduct both low mix/high volume production and high mix/low volume manufacturing. These changes drove a 100% increase of operating margin year-over-year, and significantly improved virtually every other material operating metric. We expect further improvement in 2008.”

Taylor continued, “RFL Electronics continued to witness the postponement of major investments in the U.S. power transmission infrastructure. We believe this investment is overdue. Accordingly, RFL is on schedule to develop the utility industry’s next-generation power protection and communications products. In April 2007, RFL received an award from the Utilities Telecommunications Council for Best Telecom Product of 2007. The GARD 8000 product line, which was judged with the products of several leading industry competitors, achieved this award in recognition of its integrated teleprotection, power-line carrier, Ethernet and multiplexing capabilities.”

Taylor added, “Last year all of the Company’s business segments generated positive cash flows and recorded strong returns on invested capital. Net cash provided by operating activities from continuing operations aggregated $15,232,000. Corporate and other expenses, which related to corporate administration, strategic management and oversight, capital financing, risk management, corporate governance and controls, legal and litigation activities and public reporting expenses were $6,170,000 for 2007, as compared to $4,871,000 for last year. Corporate expenses remained 3% of net sales for the year.”

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 Taylor concluded, “The Company’s results confirm the operational and market strategies set forth over the past several years. We expect continued long-term gains in productivity, cash flow and market position at each of the Company’s divisions in the future. In addition, we are exploring acquisition opportunities that can enable the Company to penetrate attractive new product niches and geographic markets and/or strengthen its technological capabilities. As we evaluate these opportunities, we are committed that all investments must generate excellent returns on shareholders capital.”

“The Board of Directors has established May 14, 2008 at 1:00 p.m. as the date and time of the 2008 Annual Meeting of Shareholders for shareholders of record on March 28, 2008. We look forward to further reporting on the Company’s progress at that time.”

About SL Industries, Inc.

SL Industries, Inc. designs, manufactures and markets equipment and systems for industrial, medical, electric utility, aerospace and telecommunications applications. For more information about SL Industries, Inc. and its products, please visit the Company’s website at www.slindustries.com

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: the effectiveness of the cost reduction initiatives undertaken by the Company, changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, constraints on supplies of critical components, excess or shortage of production capacity, difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

Contact:
SL Industries, Inc.
David R. Nuzzo
Chief Financial Officer
E-mail: david.nuzzo@slindustries.com
Phone:  856-222-5515

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SL INDUSTRIES, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$733	$757
Receivables, net	30,068	31,184
Inventories, net	22,242	21,090
Other current assets	5,261	3,766
Total current assets	58,304	56,797

Property, plant and equipment, net	11,047	12,132
Intangible assets, net	28,747	30,020
Other assets	6,575	7,594
Total assets	$104,673	$106,543

Current liabilities	$27,698	$29,286
Debt	6,000	19,800
Other liabilities	9,346	7,038
Shareholders' equity	61,629	50,419
Total liabilities and shareholders' equity	$104,673	$106,543

SL INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
	(Unaudited)
Net sales	$49,154	$49,209	$200,863	$176,773

Cost and expenses:
Cost of products sold	32,819	34,180	134,394	120,125
Engineering and product development	3,185	3,153	12,791	12,300
Selling, general and administrative	8,143	7,838	34,059	30,690
Depreciation and amortization	895	801	3,600	2,605
Totalcost and expenses	45,042	45,972	184,844	165,720

Income from operations	4,112	3,237	16,019	11,053
Other income (expense):
Amortization of deferred financing costs	(22)	(22)	(88)	(88)
Interest income	14	5	47	35
Interest expense	(146)	(292)	(855)	(744)

Income from continuing operations before income taxes	3,958	2,928	15,123	10,256

Incometax provision	1,424	1,214	4,849	3,396
Income from continuing operations	2,534	1,714	10,274	6,860
(Loss) from discontinued operations (net of tax)	(759)	(2,862)	(1,863)	(3,307)
Netincome	$1,775	$(1,148)	$8,411	$3,553

Basic net income (loss) per common share
Income from continuing operations	$0.43	$0.30	$1.80	$1.22
(Loss) from discontinued operations (net of tax)	(0.13)	(0.51)	(0.33)	(0.59)
Netincome	$0.30	$(0.20)	$1.47	$0.63

Diluted net income (loss) per common share
Income from continuing operations	$0.42	$0.29	$1.75	$1.18
(Loss) from discontinued operations (net of tax)	(0.13)	(0.49)	(0.32)	(0.57)
Netincome	$0.30 *	$(0.20)	$1.43	$0.61

Shares used in computing basic net income (loss) per common share	5,844	5,645	5,714	5,632
Shares used in computing diluted net income (loss) per common share	5,973	5,833	5,876	5,823

SL INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
	(Unaudited)
Netincome	$1,775	$(1,148)	$8,411	$3,553
Other comprehensive income (net of tax):
Foreigncurrency translation	(37)	7	(27)	(19)
Unrealized (loss) on securities	-	-	-	(67)
Comprehensiveincome	$1,738	$(1,141)	$8,384	$3,467

* Earnings per share does not total due to rounding.